SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)                 August 11, 2005


                          THE PROCTER & GAMBLE COMPANY
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             (Exact name of registrant as specified in its charter)


    Ohio                          1-434                       31-0411980
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(State or other            (Commission File Number)           (IRS Employer
jurisdiction of                                               Identification
incorporation)                                                Number)


One Procter & Gamble Plaza, Cincinnati, Ohio                    45202
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(Address of principal executive offices)                      (Zip Code)

Registrant's telephone number, including area code   (513) 983-1100
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[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


ITEM 8.01  OTHER EVENTS

     The Procter & Gamble Company (the "Company") has been advised that A.G. Lafley, Chairman of the Board, President and Chief Executive of the Company, has terminated his stock trading plan, which was entered pursuant to Rule 10b5-1(c) of the Securities Exchange Act of 1934, as amended. Under Rule 10b5-1(c), directors and officers may adopt a prearranged plan or contract for the sale of company securities under specified conditions and at specified times.

     As described in the Company's 2004 Proxy Statement, the Board of Directors implemented a mandatory holding period for stock option gains which now requires Mr. Lafley to hold for at least two years the net shares received from stock option exercises, after paying the exercise price and taxes. In accordance with the commitment, Mr. Lafley will retain shares for the required period rather than sell them under his stock trading plan. Mr. Lafley also wishes to retain a higher level of his stock during the initial stages of the integration of The Gillette Company as a sign of confidence in the transaction. Accordingly, Mr. Lafley has terminated his stock trading plan in accordance with its terms, effective August 8, 2005.


                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       THE PROCTER & GAMBLE COMPANY

                                       /S/ STEVEN W. JEMISON
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                                       Steven W. Jemison, Secretary and
                                       Associate General Counsel
                                       August 11, 2005